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                                   EXHIBIT 11

                                FTD CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                      (In thousands except per share data)


                                                                        Year Ended         Year Ended
                                                                         June 30,           June 30,
                                                                           1996               1995
                                                                       -----------         -----------
                                                                       (Unaudited)         (Unaudited)
     Primary Earnings Per Share:

     Net earnings (loss) applicable to common stock                      ($6,728)            $  426
                                                                         =======             ======
     Average number of common shares outstanding                           6,669              6,471

     Common stock equivalents due to dilutive affect
     of stock options and warrants                                            15              1,140
                                                                         -------             ------
     Total average number of common shares
     outstanding                                                           6,684              7,611
                                                                         =======             ======
     Primary earnings (loss) per share                                    ($1.01)            $ 0.06
                                                                         =======             ======

     Fully Diluted Earnings Per Share:

     Net earnings (loss) applicable to common stock                      ($6,728)            $  426
                                                                         =======             ======
     Average number of common shares outstanding                           6,669              6,471

     Common stock equivalents due to dilutive affect
     of warrants                                                              15              1,140
                                                                         -------             ------
     Total average number of common shares
     outstanding                                                           6,684              7,611
                                                                         =======             ======
     Fully diluted earnings (loss) per share                              ($1.01)            $ 0.06
                                                                         =======             ======
